Exhibit 99.1

  Uranium Resources, Inc. to Acquire Mill Site and Uranium Properties holding 20 Million Pounds U3O8 from BHP Billiton

     NRC-licensed site could reduce development lead time by four to five years

      Opens the door to re-start conventional uranium mining in New
                                 Mexico

    LEWISVILLE, Texas--(BUSINESS WIRE)--Oct. 12, 2007--Uranium Resources, Inc. (NASDAQ: URRE) ("URI" or the "Company") announced today that it has entered into a definitive agreement with BHP Billiton to acquire 100% of the ownership of Rio Algom Mining LLC ("Rio Algom"). Under the agreement, URI will pay BHP Billiton $110 million in cash and assume certain retirement benefits and reclamation liabilities of which up to $35 million will be pre-funded at closing. URI will also pay BHP Billiton $16.5 million contingent upon the receipt of a license from the Nuclear Regulatory Commission (NRC) to construct and operate a conventional uranium mill. The transaction is expected to close on or before June 1, 2008 and is subject to customary closing conditions, financing and regulatory approvals.

    The purchase includes a strategically important NRC-licensed mill site with associated water rights in the historic Ambrosia Lake District of New Mexico. Located 20 miles north of Grants, NM, the site could cut in half the time needed to build a new mill in the district versus building a mill on a green field site. In addition, URI will acquire 14,000 acres of surface fee land and mineral interests in Ambrosia Lake that contain 20 million pounds of mineralized uranium materials based upon a report by Behre Dolbear, an international mineral industry consultant to the Company. The Company will also acquire a licensed mill site south of Moab, Utah.

    "The purchase of Rio Algom provides one of the key assets we need to achieve our strategic goal to produce 10 million pounds of U3O8 per year by 2014," commented Dave Clark, URI's President and Chief Executive Officer. "We believe building a new mill on a NRC licensed site with associated water rights could allow production to begin within four to five years."

    Mining at Ambrosia Lake began in the 1950s when Kerr-McGee constructed what was at the time the largest operating mill in the U.S. At its peak, the mill processed 7,000 tons of ore per day. The mill was dismantled in 2003.

    After the acquisition, URI plans to construct a new environmentally-sound, state-of-the-art milling facility at the Ambrosia Lake site to process uranium ore that is mined from around the region. The planned mill is expected to employ over 200 people once in operation, and will have the capacity to process up to 8,000 tons of uranium ore per day. When commissioned, the mill will be capable of processing all of the remaining conventional ore in the Grants Mineral Belt, which could total 200 to 300 million pounds U3O8, including up to 70 million pounds of uranium from URI-owned projects. Over the next several months, URI plans to evaluate various opportunities for joint venture and/or toll milling arrangements with several companies who could benefit greatly from a local-operating mill.

    "Every aspect of the new Ambrosia Lake mill will be planned and designed with the safety and well-being of the environment, the community and our future employees in mind," said Clark. "Not only will the mill have a tremendous positive impact on the local and regional economies, it will also be a significant benefit to other uranium mining companies who require a licensed conventional mill to advance their own projects toward production."

    The acquisition positions URI at the forefront of New Mexico's uranium-mining resurgence. Upon completion of the acquisition, URI will own approximately 112 million pounds of mineralized uranium materials in New Mexico. And, upon receipt of the license amendment from the NRC, URI will possess the only two NRC licenses associated with uranium mining and milling in the state. In total, the transaction will increase the Company's New Mexico asset base by 22%.

    "URI is proud to be paving the way for future uranium mining projects in New Mexico," added Clark. "We are committed to responsible development practices in advancing both our ISR and conventional projects, and we look forward to working together with local and state government leaders, community members and other key stakeholders in bringing the economic benefits of uranium mining back to New Mexico."

    Advisors

    CIBC World Markets Corp. is acting as exclusive financial advisor for URI. Baker & Hostetler is acting as legal advisor for URI.

    Conference Call and Webcast Information

    URI is hosting a teleconference and webcast today at 10:00 a.m. ET to discuss the acquisition. The URI conference call can be accessed by calling 201-689-8562 and asking for the Uranium Resources, Inc.
conference call approximately 20 minutes prior to the call.

    Alternatively, the call will be webcast and can be heard from the Company's website at http://www.uraniumresources.com. Participants should go to the website 10 - 15 minutes prior to the scheduled conference in order to register and download any necessary audio software.

    An investor presentation which includes details regarding the acquisition will also be available on the website prior to the call.

    An archive of the teleconference can be heard by calling
1-201-612-7415 and entering account number 3055 and conference ID number 258098. The telephonic replay will be available from 1:00 p.m. ET the day of the teleconference until 11:59 p.m. October 19, 2007.

    The archived webcast will be available at http://www.uraniumresources.com. A transcript will also be posted, once available.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources, Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas, where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and approximately 92 million pounds of uranium in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully developing its resource base in Texas and New Mexico, acquiring new assets and pursuing joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski / James M. Culligan,
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com
             Or
             For Uranium Resources, Inc.
             David N. Clark, President and CEO, 361-883-3990 or
             Media:
             Kristin Simons, 505-888-5877 / 505-363-1496
             ksimons@dwturner.com